Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1st Constitution Bancorp
Cranbury, New Jersey

We have issued our report dated March 22, 2013, accompanying the consolidated financial statements in the Annual Report of 1st Constitution Bancorp on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the following Registration Statements of 1st Constitution Bancorp:

Form S-3 File No. 333-183352
Form S-3 File No. 333-157012
Form S-8 File No. 333-184412
Form S-8 File No. 333-143188
Form S-8 File No. 333-132474
Form S-8 File No. 333-98177
Form S-8 File No. 333-188843

/s/ ParenteBeard LLC

Allentown, Pennsylvania
March 31, 2014